Exhibit 99.1

ENERGY SERVICES OF AMERICA ANNOUNCES DIVIDEND

Huntington, WV   June 8, 2017- Energy Services of America (the “Company” or “Energy Services”) (OTC QB: ESOA), parent company of C.J. Hughes Construction Company and Nitro Electric Company, announced today that the Company’s board of directors declared a dividend of $0.05 per common share payable on June 30, 2017 to shareholders of record as of June 22, 2017.

Douglas Reynolds, President, commented on the announcement. “This is the second of what we anticipate will be an annual dividend paid by Energy Services. We believe that fiscal year 2017 will be another strong year for the Company, and we want to share that success with our shareholders.”

Certain statements contained in the release, including without limitation statements including the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America

Contact:

Douglas Reynolds, President

304-522-3868